BYLAWS

                                       OF

                              INEEDITDONE.COM, INC.

                             An Arizona corporation


                                    ARTICLE I

                           OFFICES AND CORPORATE SEAL


         1. PRINCIPAL OFFICE. The principal office of the Corporation shall be its known place of business in Tucson, Arizona.

         2. OTHER OFFICES. The Corporation also may maintain offices at such other place or places, either within or without the State of Arizona, as may be designated from time to time by the Board of Directors, and the business of the Corporation may be transacted at such other offices with the same effect as that conducted at the principal office.

         3. CORPORATE SEAL. A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation, but one may be used if the officers or the Board of Directors so decide.


                                   ARTICLE II

                                  SHAREHOLDERS

         1. SHAREHOLDERS' MEETINGS. All meetings of shareholders shall be held in Tucson, Arizona, or at such other place as may be fixed from time to time by the Board of Directors; or in the absence of direction by the Board of Directors, by the President or Secretary of the Corporation, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         2. ANNUAL MEETINGS. The annual meeting of Shareholders shall be held during the ______ week of_____________ or at such other date and time, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. At the annual meeting, Shareholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting.

         3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating the place, date and hour of the meeting shall be served upon or mailed by the Secretary of the Corporation to


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each shareholder of record entitled to vote at such meeting at the address as appears on the books of the Corporation, at least ten days and no more than fifty days before the date of the meeting. Shareholders entitled to vote at the meeting shall be determined as of four o'clock in the afternoon on the day before notice of the meeting is sent.

         4. LIST OF SHAREHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. This list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder present.

         5. SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise proscribed by statute or by the Articles of Incorporation, may be called by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the written request of the holders of not fewer than twenty-five percent (25%) of all the outstanding shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be confined to the purposes stated in the call.

         6. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting of shareholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be served upon or mailed by the Secretary of the Corporation not less than ten days and no more than fifty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at such address as appears on the books of the Corporation. Shareholders entitled to vote at the meeting shall be determined as of four o'clock in the afternoon on the day before notice (if the meeting is sent, or, if notice is waived, at the commencement of the meeting.

         7. QUORUM AND ADJOURNMENT. The holders of a majority of the shares issued, outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting to another time or place, without notice other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         8. VOTING. Except for matters requiring cumulative voting, each shareholder entitled to vote shall be entitled to one vote or corresponding fraction thereof in person or by proxy for each share of stock or fraction thereof held by such shareholder. Shareholders entitled to vote at an


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election for directors shall be entitled to vote cumulatively; all other questions shall be decided by vote of a majority of the shares present, except as otherwise provided by the articles of incorporation, these bylaws or the laws of the State of Arizona. Upon the demand of any shareholder, the vote for directors and upon any question before any meeting shall be by ballot.

         9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by such shareholder or by his duly authorized attorney in fact. No instrument appointing a proxy shall be valid after the expiration of eleven months from the date of its execution. Unless otherwise required by law, all questions concerning the validity or sufficiency of the proxies or any of them shall be decided by the Secretary of the Corporation.

         10. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares entitled to vote with respect to the subject matter of the action. The consent shall be filed with the minutes of proceedings of the Shareholders.

         11. WAIVER OF NOTICE. Attendance of a shareholder at a meeting shall constitute waiver of notice of such meeting, except when such attendance at the meeting is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder may waive notice of any annual or special meeting of shareholders by executing a written notice of waiver either before or after the time of the meeting.


                                   ARTICLE III

                                    DIRECTORS

         1. NUMBER. The Board of Directors shall consist of three (3) persons or such other number, but no less than one (1) and no more than ten (10) as may be designated from time to time by resolution of a majority of the entire Board of Directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified.

         2. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, though not less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         3. POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts as


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are not by statute, the articles of incorporation, or these bylaws directed or required to be exercised or done by the shareholders.

         4. PLACE OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Arizona. Such may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         5. ANNUAL MEETINGS. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders and in the same place as the annual meeting, of shareholders, and no notice to the newly elected directors of such meeting shall be necessary in order legally to hold the meeting, providing a quorum shall be present. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver by all of the directors.

         6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         7. SPECIAL MEETINGS. Special meetings of the board may be called by the president or the secretary on ten (10) days notice to each director, either personally, by mail, by telegram, or by telephone. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of any director. The time and place of each special meeting shall be determined by the president, but in the case of a meeting called upon the request of a director, the time of such meeting shall be no later than the expiration of a ten-day period following after the date of such request or such longer period as may be specified in the request.

         8. QUORUM. A majority of the membership of the Board of Directors shall constitute a quorum and the concurrence of a majority of those present shall be sufficient to conduct the business of the board, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors then present may adjourn the meeting to another time or place, without a notice other than announcement at the meeting, until a quorum shall be present.

         9. ACTION WITHOUT MEETING. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         10. WAIVER OF NOTICE. Attendance by a director at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.


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

Any director may waive notice of any annual, regular or special meeting of directors by executing a written notice of waiver either before or after the time of the meeting.

         11. COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The amount or rate of such compensation of members of the Board of Directors or of committees shall be established by the Board of Directors and shall be set forth in the minutes of the board.


                                   ARTICLE IV

                                    OFFICERS

         1. DESIGNATION OF TITLES. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president, a secretary and a treasurer. The Board of Directors also may choose a chairman of the Board, one or more vice presidents and one or more assistant secretaries and assistant treasurers. Any number of offices, except the offices of president and secretary, may be held by the same person, unless the Articles of Incorporation or these bylaws provide otherwise.

         2. APPOINTMENT OF OFFICERS. The Board of Directors at each annual meeting shall elect a president, a secretary and a treasurer, each of whom shall serve at the pleasure of the Board of Directors. The Board of Directors at any time may appoint such other officers and agents as it shall deem necessary to hold office at the pleasure of the Board of Directors and to exercise such powers and perform such duties as shall be determined from time to time by the board.

         3. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

         4. TERM. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall he filled by the Board of Directors.

         5. CHAIRMAN OF THE BOARD. The chairman of the board, if one shall have been appointed and be serving, shall preside at all meetings of the Board of Directors and shall perform such other duties as from Lime to time may be assigned to him.

         6. PRESIDENT. The president shall preside at all meetings of shareholders, and if a chairman of the board shall not have been appointed or, having been appointed, shall not be serving or be absent, the president shall preside at all meetings of the Board of Directors. He shall sign all



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deeds and conveyances, all contracts and agreements and all other instruments requiring execution on behalf of the Corporation, and shall act as operating and directing head of the Corporation, subject to policies established by the Board of Directors.

         7. VICE PRESIDENT. There shall be as many vice presidents as shall be determined by the Board of Directors from time to time and they shall perform such duties as from time to time may be assigned to them. Any one of the vice presidents, as authorized by the board, shall have all the powers and perform all the duties of the president in case of the temporary absence of the president or in case of his temporary inability to act. In ease of the permanent absence or inability of the president to act, the office of president shall be declared vacant by the Board of Directors and a successor chosen by the Board.

         8. SECRETARY. The secretary shall see that the minutes of all meetings of shareholders, of the Board of Directors and of any standing committees are kept. He shall be the custodian of the corporate seal and shall affix it to all proper instruments when deemed advisable by him. He shall give or cause to be given required notices of all meetings of the shareholders and of the Board of Directors. He shall have charge of all books and records of the Corporation, except the books of account, and in general shall perform all the duties incident to the office of secretary of a Corporation and such other duties as may be assigned to him.

         9. TREASURER. The treasurer shall have general custody of all the funds and securities of the Corporation. He shall see to the deposit of the funds of the Corporation in such bank or banks as the Board of Directors may designate. Regular books of account shall be kept under his direction and supervision, and he shall render financial statements to the president, directors and shareholders at proper times. The treasurer shall have charge of the preparation and filing of such reports, financial statements and returns as may be required by law. He shall give to the Corporation such fidelity bond as may be required, and the premium therefor shall be paid by the Corporation as an operating expense. He shall see that the Corporation's properties are adequately insured against liability.

         10. ASSISTANT SECRETARIES. There may be such number of assistant secretaries as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them. No assistant secretary shall have the power or authority to collect, account for or pay over any tax imposed by any federal, state or city government.

         11. ASSISTANT TREASURERS. There may be such number of assistant treasurers as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them. No assistant treasurer shall have the power or authority to collect, account for, or pay over any tax imposed by any federal, state or city government.


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                                    ARTICLE V

                             COMMITTEES OF DIRECTORS

         The Bard of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution, and as otherwise restricted by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence of disqualification of any member of such committee or committees, the member or members thereof present at any meeting not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.


                                   ARTICLE VI

                              CERTIFICATES OF STOCK

         1. ISSUANCE. The certificates of each class of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued, They shall exhibit the holder's name and number of shares and shall be signed by the president or the vice president and the secretary or the assistant secretary.

         2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates of stock to be lost or destroyed.

         3. TRANSFERS OF STOCK. Except as otherwise provided in the articles of incorporation, upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         4. FIXING RECORD DATE. In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors shall fix, in advance, a record date, which shall not be more than seventy or less than ten days prior to such action.

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                                   ARTICLE VII

                       RESTRICTIONS ON TRANSFER OF SHARES

         1. RIGHT OF FIRST REFUSAL. Except as provided in section 2 of this
Article VII, the sale and transfer of the shares of the Corporation shall be subject to the following restrictions:

                  a. No shares of the Corporation or an interest therein shall be validly sold or otherwise transferred for consideration, either voluntarily, involuntarily, or by operation of law, and no purported vendee or other transferee shall be recognized as a shareholder of this Corporation for any purpose whatsoever unless and until either the holders of all the other issued and outstanding shares of the Corporation shall have filed with the secretary of the Corporation their written consents to the sale or ether transfer of said shares or said shares have been released from restrictions upon transfer as hereinafter provided.

                  b. In the event any shareholder desires to sell or otherwise transfer for consideration any or all of his shares of the Corporation to anyone, such shareholder shall give written notice to the secretary of the Corporation specifying the number of shares proposed to be sold or otherwise transferred (hereinafter called "the offered shares"), the identity of the prospective vendee or transferee, and the price per share offered by the prospective vendee for said offered shares.

                  c. The Secretary of the Corporation shall, within five (5) days after receipt of such notice, mail or deliver a copy of said notice to the holders of record of all the other issued and outstanding shares of the Corporation. Said copies may be delivered to said shareholders personally or may be mailed to the addresses of such shareholders appearing on the books of the Corporation or given by them to the Corporation for the purpose of notice, or, if no such address appears or is given, to the then principal office of the Corporation. Each of such shareholders shall have the right but shall be under no obligation to purchase the offered shares at a price equal to the offered price.

                  d. Any shareholder desiring to purchase all or any part of the offered shares shall deliver by mail or otherwise to the secretary of the Corporation, within fifteen (15) days of the mailing or delivery by the secretary of the notice provided in subsection (c) of this section 1, a written offer or offers to purchase a specified number of said shares at the offered price. The number of said space~ which each of the shareholders shall be entitled to purchase shall be determined according to the proportion which the number of shares held by each such shareholder bears to the total number of shares issued and outstanding other than the offered shares. If offers for less than all of the offered shares are received under said apportionment, each shareholder desiring to purchase shares in excess of those to which he is entitled under said apportionment shall be entitled to purchase such proportion of the remaining shares as the number of shares of the Corporation which he holds bears to the total number of shares held by all such shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment.


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                  e. If at the expiration of said I 5-day period offers to
purchase none or only a part of the offered shares shall have been received from shareholders pursuant to subsection (d) of this section 1, and if the Corporation is in the position under the applicable laws of the State of Arizona to `purchase shares issued by it, the Corporation shall be entitled to purchase all shares not so purchased by the shareholders. In the event of any subsequent sale, issue, or other transfer by the Corporation & shares acquired by the Corporation pursuant to this section, said shares shall be subject to the restrictions on transfers herein contained.

                  f. Unless all of the offered shares shall have been purchased by the shareholders or by the Corporation, within thirty (30) days of the giving of written notice provided in subsection (b) of this section 1, at the offered price pursuant to offers made under the provisions of subsections (d) and (e) of this section 1, the offered shares shall be released from restrictions upon transfer; provided, however, that said shares shall be released solely for the purpose of the proposed sale or transfer to the prospective vendee or transferee in the amount specified and at the offered price specified. After said sale or transfer, or after the expiration of forty-five (45) days from the giving of notice by the secretary as provided in subsection (c) of this section 1, whichever occurs sooner, said shares shall again become and shall remain subject to the within restrictions upon transfer.

         2. GENERAL PROVISIONS.

                  a. The certificates representing the shares of the Corporation shall bear the following legend:

                  The shares of stock represented by this certificate are subject to restrictions on the right to transfer shares contained in the bylaws of INeedItDone.com, Inc. and within five (5) days after receipt of written request, a copy of such restrictions will be furnished to any stockholder without charge.

                  b. The provisions in this Article relating to the sale and transfer of the shares of the Corporation and the restrictions thereon shall not be altered, amended, or repealed, except with the affirmative vote or written consent of the holders of a majority of issued and outstanding shares of the Corporation.

                  c. Nothing in this Article shall prevent the unrestricted transfer of shares of the Corporation by one shareholder to another recognized shareholder of record of the Corporation, and this Article shell not apply in such transactions.


                                  ARTICLE VIII

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be January 1 through December 31.


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                                   ARTICLE IX

                                    INDEMNITY

         The Corporation shall indemnify any person against expenses, including without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, or other enterprise, in all circumstances in which, and to the extent that, such indemnification is specifically permitted and provided for by the laws of the State of Arizona as then in effect. Any indemnification hereunder shall be made by the Corporation only as authorized by the Board of Directors by a majority vote of the quorum consisting of directors who were not parties to the action, suit or proceeding, or if such quorum is not obtainable, as specifically permitted and provided for by the laws of the State of Arizona as then in effect.


                                    ARTICLE X

                               GENERAL PROVISIONS


         1. CHECKS AND LOANS. All checks, demands for money or loans of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         2. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.


                                   ARTICLE XI

                         REPEAL, ALTERATION OR AMENDMENT


         Except as provided in Article VII, these bylaws may be repealed, altered or amended, or substitute bylaws may be adopted, at any time only by a majority of the Board of Directors.


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                            CERTIFICATE OF SECRETARY


         I, David L. Penn, do hereby certify

         (1) That I am the duly elected and acting Secretary of INeedItDone.com, Inc., an Arizona corporation; and

         (2) That the foregoing bylaws, comprised often (10) pages, constitute the bylaws of said Corporation a~ duly adopted by the Board of Directors by unanimous written consent without a meeting.


         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this 14th day of February, 2000:


                                             /s/ David L. Perin
                                             -----------------------------------
                                             David L. Penn, Secretary




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